SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

First Amended
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2004

GLOBAL GOLF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
8893 Brooke Road
Delta, BC, V4C 4G5 Canada
(Address of principal executive offices)
760-230-2300
(Registrant’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Global Golf Holdings, Inc.
First Amended Form 8-K
Current Report

Explanatory Note.

This First Amended Form 8-K is an amendment to the Form 8-K filed on October 13, 2004 (the “Original Report”). This First Amended Form 8-K is being filed solely for the purpose of reporting the execution of the Acquisition Agreement as an Item 1.01 event, as opposed to the original Form 8-K, wherein the execution was reported as an Item 2.01 event. The Acquisition, as contemplated under the terms of the Acquisition Agreement, will not close until all terms and conditions thereof have been satisfied and completed.

Item 1.01 Entry into a Material Definitive Agreement.

Business Development Agreement.

During the first quarter of 2004, Global Golf Holdings, Inc., a Delaware corporation (the “Company”) entered into a Engagement Agreement with Business Consulting Group Unlimited, Inc. (“BCGU”). BCGU was engaged in an advisory capacity to assist the Company with general business development and merger and acquisition strategies. On September 10, 2004, the Company entered into a new Business Development Agreement (“Development Agreement”) with BCGU to assist the Company in determining a new business focus and to identify and advise the Company regarding potential business combinations or acquisitions. The execution of the Development Agreement was meant to supplant and render null and void any and all prior Agreements between the Company and BCGU, and the compensation to be tendered under the terms and conditions of the Development Agreement was meant to satisfy all debts due to BCGU.

As compensation under the terms of the Development Agreement, BCGU shall receive the sum of $40,000 dollars (the “Compensation”) upon the successful closing of a business combination or acquisition. The Compensation shall be converted into shares of the Company’s common stock. It is anticipated that the Compensation will be issued subsequent to the closing of any business combination or acquisition as set forth under the terms of the Development Agreement. The number of shares due and payable to BCGU, shall not be diminished by the proposed reverse split of the Company’s common stock.

Acquisition Agreement

On October 4, 2004, the Company and Low Carb Centre, Inc., Low Carb Bakery, Inc., and McNabb and Associates, Inc., all British Columbia corporations (hereinafter referred to as “LCC”) entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the parties contemplate a sale by LCC to the Company of substantially all of the assets constituting the LCC business operations (the “Assets”). Additionally, the Company shall assume up to $425,000 dollars of Convertible Promissory Notes (“Notes”) issued by LCC during the third quarter of fiscal year 2004 (the “Note Assumption”). (The Assets and the Note Assumption are collectively referred to hereinafter as the “Acquisition”). The Actual dollar amount of the Notes may be significantly less than UDS $425,000.

LCC is engaged in the sales and distribution of low carbohydrate foods and products, as well as other health oriented products and related services. Sales are generated from the LCC website, and four retail stores (including three corporate stores and one franchise store) located throughout Canada. LCB is a Bakery engaged in the business of producing food products for the LCC retail market. MNA is in the business of managing and supervising the daily operation of LCC and LBC. Upon closing of the Acquisition, the LCC business shall constitute the business of the Company.

The Company has agreed to issue a total of 14,743,199 shares of the Company’s common to LCC in order to close the Acquisition. The closing of this transaction is subject to the completion of certain closing conditions, including approval by the stockholders of the Company.

It is anticipated that the Company’s name will be changed following the closing of this transactions to Vitasti, Inc., in order to more accurately reflect the new direction of the Company.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

The Company will file, with the Securities and Exchange Commission, an Information Statement pursuant to Rule 14c-2 setting forth the details of the Acquisition, the reverse stock split and other matters ratified and approved by the Company’s shareholders. Additionally, the Company will file the required financial statements following the closing of the Acquisition. Said financial statement shall be filed within the prescribed timeframe following the effectiveness of the 14c-2 transactions.

Additionally, in order to effectuate the aforementioned Acquisition, the Company believes that it will be necessary to reverse split the Company’s common stock. It is the Company’s intention to reverse stock split at an exchange ratio of one for thirty-four (1:34). The reverse stock split will take effect after it is approved by a majority vote of the stockholders of the Company and after filing an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Stockholders will receive an Information Statement by mail containing important information about the Company and the proposed reverse split as well as the method of exchanging old stock certificates for new stock certificates. Interwest Transfer, Inc. is the Company’s transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in relation to the reverse stock split.

The following tables approximate the change to the capital structure of the Company if the foregoing actions are consummated. The beneficial owners following the Acquisition are not identifiable at this time and the Company does not anticipate being able to identify such persons until the Acquisition has been fully consummated.

CURRENT CAPITAL STRUCTURE                          (Table A)
Authorized	Name	Voting	Issued
30,000,000	Common	Yes	29,131,248,
5,000,000	Preferred	No	0

POST 1:34 REVERSE SPLIT CAPITAL STRUCTURE              (Table B)

Authorized	Name	Voting	Issued
30,000,000	Common	Yes	856,801
5,000,000	Preferred	No	0

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Acquisition Agreement by and between the Company and Low Carb Centre, Inc.
99.1	Press Release Dated October 13, 2004 announcing the execution of the Acquisition Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Golf, Inc.

By:	/s/ Ford Sinclair
Name: Ford Sinclair
Title: CEO and President

Dated: October 14, 2004